                                                                    Exhibit 99.1

                                 [iVillage Logo]

FOR IMMEDIATE RELEASE


            iVillage Announces Second Quarter 2003 Financial Results

                   Company Reports Sequential Revenue Growth,
            Inks Strategic Alliance with Google and Acquires gURL.com

NEW YORK - August 6, 2003 - iVillage Inc. (NasdaqSC: IVIL), a leading women's media company and the number one source for women's information online, today announced financial results for the second quarter ended June 30, 2003.

iVillage revenues grew approximately 5% sequentially to $13.2 million, hitting the top-end of iVillage's earlier projections. This compares to revenues of $12.6 million for the first quarter 2003 and to revenues of $16.1 million for the second quarter 2002. iVillage reported a net loss for the second quarter of 2003 of $12.1 million, or ($0.22) per share, which includes one-time, non-cash charges largely related to cost saving initiatives(1). Excluding these charges, net loss for the second quarter of 2003 was $4.0 million, or ($0.07) per share(2). This compares to a net loss of $6.1 million, or ($0.11) per share, for the first quarter 2003 and to a net loss of $3.6 million, or ($0.07) per share, for the same period a year ago.

iVillage reported an Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) loss of $6.0 million, including the charge resulting from the abandonment of leased real estate described later in the release(2). iVillage's EBITDA loss excluding this charge would have been $1.9 million for the second quarter 2003(2). This compares to an EBITDA loss of $3.5 million for the first quarter 2003(3) and an EBITDA loss of $0.7 million for the same period a year ago(2).

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., commented, "We are pleased to report a sequential increase in our revenues reflecting an upswing in our advertising and sponsorship business. While we took an accounting charge in the second quarter primarily as a result of our cost-cutting progress, we believe the move better positions us for EBITDA profitability going forward."

McCormick continued, "Our quest for EBITDA profitability will be aided by the strength of our product line up, as well as our progress in forging strategic alliances with some of the strongest players in the industry. Specifically, our deal with Google enables iVillage to partake in a revenue-generating segment that's on fire on the Internet. Our acquisition of gURL.com brings new customers, new categories and new offerings to iVillage, solidifying our position as the number one destination on the Internet for content related to women - and now young women, too."

At the end of the second quarter 2003, iVillage had $17.0 million in cash and cash equivalents on its balance sheet compared to $18.9 million at the end of the first quarter 2003. The Company continues to carry no debt.

                               COMPANY HIGHLIGHTS
                               ------------------

                             Strategic Developments

o iVillage announced today an agreement with Google that will bring Google's targeted content and search advertisements and search technology to the iVillage Network. iVillage will share in the revenue generated when its visitors click on Google advertisements, which will be placed throughout relevant content pages across the iVillage Network.

o iVillage recently announced that it had acquired the gURL.com Web site and related assets from Primedia, Inc. This acquisition expands iVillage's demographic reach to include girls thirteen years of age and older. It also allows the Company to target an expanded list of advertisers, as well as additional brands of current advertisers.

o As part of its ongoing cost reductions, the Company took an $8.1 million non-cash charge during the second quarter. This charge resulted from the restructuring of certain iVillage businesses, which led to an impairment of goodwill and intangible assets, and the abandonment of leased real estate resulting in a write-off of certain fixed assets. This was the first step in iVillage's efforts to reduce its real estate costs. Upon the effective date of an amendment to iVillage's real estate lease reducing its ongoing lease commitment, expected to occur during the third quarter of 2003, a significant portion of iVillage's restricted cash, which was designated as security under its lease, will be released to the landlord. This transaction is expected to save iVillage $1.3 million in cash in 2003 and in excess of $17 million in cash over the remaining life of the lease.

McCormick added, "These annual cost savings reflect our commitment to achieving our financial goals as quickly as possible and further position iVillage for future growth, keeping us on track for a significantly reduced net loss and EBITDA profitability during the fourth quarter."

                                    Ad Sales

o Advertising sales at iVillage continued to be strong during the second quarter 2003, with over 78 new advertisers and brands coming into the mix and more than 32 companies renewing. New advertisers and marketers or those deepening their iVillage relationship by adding new brands include American Standard, Clarinex, Disney, Ikea, JC Penney, Procter & Gamble, Schwab, Unilever, Victoria's Secret, and Wells Fargo, among others.

o iVillage saw strong growth in advertising contracts across several industries. The automotive category showed signs of strength for iVillage during the second quarter with business from Audi, Nissan, Mercedes, Saab and Toyota. The entertainment category was strong, as well, during the quarter with new business coming from Animal Planet Network, DreamWorks, Fine Living Network, Sony Pictures, Showtime and Warner Home Video. Pharmaceutical companies also continue to have a strong presence on iVillage with Bayer, Eli Lilly, GSK, Merck, Novartis, Pfizer, and Schering Corporation all launching campaigns during the second quarter.

o American Homeowners Association (AHA)(R), renewed and expanded its marketing relationship with iVillage. Under the new agreement, AHA will market to iVillage visitors several subscription services of interest to women. The expanded relationship aims to more deeply impact the iVillage audience and provide solutions for their core needs in the Healthcare and Homeownership categories.

o Nivea began a two-part cross-media campaign that combines the iVillage Network and Hearst Magazines to promote Nivea For Men. iVillage developed a custom contest and sweepstakes inviting women to enter the "guy in their life" into the "Cool, Comfortable and Confident" contest. The top 4 men will have their photos featured in November issues of Hearst magazines including Redbook, Cosmopolitan, and Marie Claire, which will also direct consumers to iVillage to vote for their favorite. The winner of the sweepstakes will win a spa trip.

o Snapple launched a cross-media campaign to promote its Snapple-A-Day meal replacement drink. This new product launch, targeted to women, included a minisite, sweepstakes and sampling program, and leverages the iVillage/Hearst relationship with ads running in magazines including Redbook, Cosmopolitan, and Country Living.

o McDonald's came to iVillage to promote the launch of its new line of salads and create awareness among women. The campaign included the iVillage home page full screen ad unit and promotions in relevant newsletters.

o The Newborn Channel, iVillage's satellite television network broadcast in nearly 1,100 hospitals nationwide, continues to add advertisers looking to effectively reach new mothers. During the second quarter 2003, several new brands such as Gerber, Sassy Toys, Allstate Insurance and American Plastics Council joined longtime sponsors such as Kimberly Clark, Playtex, Clorox and Ford.

McCormick said, "We continue to deliver the type of results that not only keep advertisers coming back, but also help them achieve their goals. This quarter we continued to leverage our relationship with The Hearst Corporation through several cross-media campaigns produced for leading brands. This winning combination of advertising media has been embraced by numerous marketers."

                                     Metrics

o        The iVillage Network is the 30th most visited site in the U.S.
         according to comScore Media Metrix(4). With 15 million unique monthly visitors, iVillage reaches more than 10% of the total online population and more than 13% of women 18+ online(5). Visitors return more than 3 times per month on average(6).

o iVillage is the #1 women's community site and the #6 community site overall on the Web(7).

o The Company had more than 11 million members at the end of the second quarter 2003.

o Substance.com, iVillage and Unilever's online beauty venture, continues to be the #1 beauty content destination online.

o iVillage delivered nearly 365 million average monthly page views during the second quarter 2003.



                        drugstore.com E-Commerce Alliance

o        iVillage entered into a strategic relationship with drugstore.com, inc.
         to sell intimacy and sexuality products to iVillage visitors. The alliance combines iVillage's content with drugstore.com's product offering from its Sexual Well-being(TM)store. Cross-marketing initiatives related to this relationship are expected to drive traffic from drugstore.com(TM) to iVillage and its for-pay services and from iVillage to the drugstore.com(TM)product offering.

                                 Conference Call

iVillage will hold a conference call to discuss its second quarter 2003 financial results today at 4:30 PM (EDT). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends Wednesday, August 6, 2003 until 5:00 PM (EDT) Monday, August 11, 2003 after which a transcript of the call will be posted on the iVillage Investor Relations Web site.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage operates the iVillage.com Web site, Women.com Networks, Inc. (operator of the Women.com Web site), iVillage Parenting Network, Inc., Public Affairs Group, Inc., Promotions.com, Inc., iVillage Consulting (formerly iVillage Solutions), and Knowledgeweb, Inc. (operator of the Astrology.com Web site). iVillage.com and Women.com are leading women's online destinations providing practical solutions and everyday support for women 18 and over. iVillage Parenting Network is a holding company for Lamaze Publishing Company, a publisher of advertiser supported educational materials for expectant and new parents, and iVillage Integrated Properties, Inc., the operator of The Newborn Channel, a satellite television network broadcast in approximately 1,100 hospitals nationwide, and the publisher of Baby Steps magazine. Public Affairs Group is comprised of three divisions: Business Women's Network, Diversity Best Practices and Best Practices in Corporate Communications, each offering extensive databases of pertinent information to subscribing companies and members. Promotions.com provides promotions and direct marketing programs that are integrated with customers' offline marketing initiatives.

iVillage.com is organized into channels and communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. The major content areas include Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Horoscopes, Money, Parenting, Pets, Pregnancy, Quizzes, Relationships and Work. iVillage facilitates use across content areas by providing a similar look and feel within each area and across the network, resulting in a consistent and strongly branded Web site.

Established in 1995 and headquartered in New York City, iVillage Inc. (NasdaqSC:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services. Membership to iVillage.com is free and provides features such as personal homepages, message boards and other community tools.

Average monthly page views for the iVillage Network of Web sites totaled nearly 365 million for the quarter ended June 30, 2003. In June 2003, according to comScore Media Metrix, iVillage ranked 30th among the top 100 Web and Digital Media properties with 15 million unique visitors in the United States and had an average reach of approximately 10% of the total online population. Also according to comScore Media Metrix, during this period visitors returned an average of more than 3 times per month.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      # # #

CONTACTS:
iVillage Inc.                               The Abernathy MacGregor Group
Carl Fischer                                Carina Thate or Erin Moore
212.600.6502                                212.371.5999
cfischer@mail.ivillage.com                  cct@abmac.com / emm@abmac.com

------------

(1) Non-cash charges relate to the abandonment of leased real estate resulting in a write-off of certain fixed assets and the restructuring of certain iVillage businesses leading to an impairment of goodwill and intangible assets.

(2) To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, iVillage uses non-GAAP measures of operating results and net income, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance individuals' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company's core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Please refer to iVillage's unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures.

(3) Please see iVillage's first quarter 2003 financial results press release for a reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure.

(4) Properties under iVillage.com: The Women's Network measured by comScore Media Metrix include: iVillage.com, iVillage Astrology, iVillage Family, iVillage Health, iVillage Substance, iVillage.co.uk, Americancapitalservices.com, Business Women's Network, Cosmomag.com, Countrylivingmag.com, Countrylivinggardener.com, Gardenweb.com,
      Goodhousekeeping.com, Housebeautiful.com, Mail.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Victoriamag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.

(5)   comScore Media Metrix, June 2003.

(6)   comScore Media Metrix custom report, June 2003.

(7)   comScore Media Metrix, June 2003.

                         iVillage Inc. and Subsidiaries
                Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                  (unaudited)


                                                                        Three months ended June 30,     Six months ended June 30,
                                                                        ---------------------------    ---------------------------
                                                                            2003           2002           2003            2002
                                                                        ------------    -----------    -----------      ----------

Revenues                                                                  $  13,204       $ 16,072      $  25,796      $  31,139

Operating expenses:
    Editorial, product development and technology                             7,054          7,302         14,629         13,983
    Sales and marketing                                                       5,033          6,179         10,558         12,264
    General and administrative                                                3,065          3,308          6,097          6,122
    Lease restructuring charge and related impairment of fixed assets         4,025           --            4,025           --
    Termination of NBC advertising contract                                    --             --             --            5,359
    Depreciation and amortization                                             2,225          2,975          4,948          5,934
    Impairment of goodwill, intangibles and fixed assets                      4,029           --            4,029           --
                                                                           --------       --------       --------       --------

                Total operating expenses                                     25,431         19,764         44,286         43,662
                                                                           --------       --------       --------       --------

                Loss from operations                                        (12,227)        (3,692)       (18,490)       (12,523)

Interest income, net                                                             41            122            130            285
Gain on sale of joint venture interest                                          200           --              225           --
                                                                           --------       --------       --------       --------
Net loss before minority interest and cumulative effect
   of accounting change                                                     (11,986)        (3,570)       (18,135)       (12,238)

Minority interest                                                               (73)           (34)           (60)           (81)
                                                                           --------       --------       --------       --------

Net loss before cumulative effect of accounting change                      (12,059)        (3,604)       (18,195)       (12,319)

Cumulative effect of accounting change                                         --             --             --           (9,181)
                                                                           --------       --------       --------       --------

Net loss                                                                   $(12,059)      $ (3,604)      $(18,195)      $(21,500)
                                                                           ========       ========       ========       ========

Basic and diluted net loss per share                                       $  (0.22)      $  (0.07)      $  (0.33)      $  (0.40)
                                                                           ========       ========       ========       ========

Weighted average shares of common stock outstanding
    used in computing basic and diluted net loss per share                   55,550         54,860         55,542         54,135
                                                                           ========       ========       ========       ========

                         iVillage Inc. and Subsidiaries
                          Supplemental Financial Data
                    (in thousands, except per share amounts)
                                  (unaudited)


                                                                                      Three months ended        Six months ended
                                                                                           June 30,                  June 30,
                                                                                     --------------------     ---------------------
                                                                                       2003        2002         2003         2002
                                                                                     --------    --------     --------     --------
 EBITDA loss reconciliation:
   Net loss                                                                          $(12,059)   $ (3,604)    $(18,195)    $(21,500)
   Addback: Depreciation and amortization                                               2,225       2,975        4,948        5,934
            Impairment of goodwill, intangibles and fixed assets                        4,029          --        4,029           --
            Interest income, net                                                          (41)       (122)        (130)        (285)
            Gain on sale of joint venture interest                                       (200)         --         (225)          --
            Minority interest                                                              73          34           60           81
            Cumulative effect of accounting change                                         --          --           --        9,181
                                                                                     --------    --------     --------     --------
   EBITDA loss                                                                       $ (5,973)   $   (717)    $ (9,513)    $ (6,589)
                                                                                     ========    ========     ========     ========

 EBITDA loss excluding one-time and/or non-cash charges reconciliation:
   EBITDA loss                                                                       $ (5,973)   $   (717)    $ (9,513)    $ (6,589)
   Addback: Lease restructuring charge and related impairment of fixed assets           4,025          --        4,025           --
            Termination of NBC advertising contract                                        --          --           --        5,359
                                                                                     --------    --------     --------     --------
   EBITDA loss excluding one-time and/or non-cash charges                            $ (1,948)   $   (717)    $ (5,488)    $ (1,230)
                                                                                     ========    ========     ========     ========

 Net loss excluding one-time and/or non-cash charges reconciliation:
   Net loss                                                                          $(12,059)   $ (3,604)    $(18,195)    $(21,500)
   Addback: Lease restructuring charge and related impairment of fixed assets           4,025          --        4,025           --
            Impairment of goodwill, intangibles and fixed assets                        4,029          --        4,029           --
            Termination of NBC advertising contract                                        --          --           --        5,359
            Cumulative effect of accounting change                                         --          --           --        9,181
                                                                                     --------    --------     --------     --------
  Net loss excluding one-time and/or non-cash charges                                $ (4,005)   $ (3,604)    $(10,141)    $ (6,960)
                                                                                     ========    ========     ========     ========

Basic and diluted net loss excluding one-time and/or non-cash charges per share reconciliation:
  Basic and diluted net loss per share                                               $  (0.22)   $  (0.07)    $  (0.33)    $  (0.40)
   Addback: Lease restructuring charge and related impairment of fixed assets            0.07          --         0.07           --
            per share
            Impairment of goodwill, intangibles and fixed assets per share               0.07          --         0.07           --
            Termination of NBC advertising contract per share                              --                                  0.10
            Cumulative effect of accounting change per share                               --                                  0.17
                                                                                     --------    --------     --------     --------
  Basic and diluted net loss excluding one-time and/or non-cash charges per share    $  (0.07)   $  (0.07)    $  (0.18)    $  (0.13)
                                                                                     ========    ========     ========     ========

Weighted average shares of common stock outstanding used in computing basic
    and diluted net loss excluding one-time and/or non-cash charges per share          55,550      54,860       55,542       54,135
                                                                                     ========    ========     ========     ========


                         iVillage Inc. and Subsidiaries
                     Condensed Consolidated Balance Sheets
                                 (in thousands)
                                  (unaudited)


                                                                  June 30,    December 31,
                                                                    2003         2002
                                                                  --------   -------------
                          ASSETS:

Current assets:
    Cash and cash equivalents                                     $ 16,966    $ 21,386
    Accounts receivable, net                                         5,382       5,336
    Other current assets                                             5,470       5,960
                                                                  --------    --------
                    Total current assets                            27,818      32,682

Restricted cash                                                      8,474       8,474
Fixed assets, net                                                    9,467      17,157
Goodwill and intangible assets, net                                 36,199      41,984
Other assets                                                           168         289
                                                                  --------    --------
                    Total assets                                  $ 82,126    $100,586
                                                                  ========    ========


           LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
    Accounts payable and accrued expenses                         $  9,617    $ 10,319
    Lease restructuring                                                613          --
    Deferred revenue                                                 4,764       3,514
    Deferred rent                                                      194         348
    Deferred gain on sale of joint venture interest                    342          --
    Net current liabilities of discontinued operations                  98          98
                                                                  --------    --------
                    Total current liabilities                       15,628      14,279

Deferred rent, net of current portion                                2,096       3,926
                                                                  --------    --------
                    Total liabilities                               17,724      18,205

Minority interest                                                      241         181

Commitments and contingencies

Stockholders' equity                                                64,161      82,200
                                                                  --------    --------
              Total liabilities and stockholders' equity          $ 82,126    $100,586
                                                                  ========    ========


iVillage Inc. and Subsidiaries
Quarterly Income Statement ($ in Million except for per share amounts)
(Unaudited)


                                                            Mar-02     Jun-02     Sep-02     Dec-02      FY 02     Mar-03    Jun-03
Revenue                                                   $ 15.067   $ 16.072   $ 14.629   $ 13.655   $ 59.423   $ 12.592  $ 13.204
Growth q-q                                                     -16%         7%        -9%        -7%                   -8%        5%
Growth Y/y                                                      20%        40%       -19%       -24%        -1%       -16%      -18%


Editorial, product development & technology                  6.681      7.302      7.472      6.518     27.973      7.575     7.054
  % of Revenues                                                 44%        45%        51%        48%        47%        60%      -47%
Sales and marketing                                          6.085      6.179      5.914      6.700     24.878      5.525     5.033
  % of Revenues                                                 40%        38%        40%        49%        42%        44%       38%
General and administrative                                   2.814      3.308      3.238      4.114     13.474      3.032     3.065
  % of Revenues                                                 19%        21%        22%        30%        23%        24%       23%
Lease restructuring charge                                       -          -          -          -          -          -     4.025
  % of Revenues                                                  0%         0%         0%         0%         0%         0%       30%
Termination of NBC advertising contract                      5.359      -          -          -          5.359          -         -
  % of Revenues                                                 36%         0%         0%         0%         0%         0%        0%
Depreciation and amortization                                2.959      2.975      3.153      2.813     11.900      2.723     2.225
  % of Revenues                                                 20%        19%        22%        21%        20%        22%       17%
Impairment of goodwill, intangibles and fixed assets             -          -          -      0.971      0.971          -     4.029
  % of Revenues                                                  0%         0%         0%         7%         2%         0%       31%
                                                          --------   --------   --------   --------   --------   --------  --------
Total operating expenses                                    23.898     19.764     19.777     21.116     84.555     18.855    25.431
  % of Revenues                                                159%       123%       135%       155%       142%       150%      193%

                                                          --------   --------   --------   --------   --------   --------  --------
Loss from operations                                        (8.831)    (3.692)    (5.148)    (7.461)   (25.132)    (6.263)  (12.227)

Interest income, net                                         0.163      0.122      0.146      0.054      0.485      0.089     0.041
Other income/(expense), net                                      -          -      0.016     (0.050)    (0.034)         -         -
Gain on sale of joint venture interest                           -          -          -          -          -      0.025     0.200
Minority interest                                           (0.047)    (0.034)     0.018     (0.011)    (0.074)     0.013    (0.073)
Cumulative effect of accounting change                      (9.181)         -          -          -     (9.181)         -         -
                                                          --------   --------   --------   --------   --------   --------  --------
Net loss                                                  $(17.896)  $ (3.604)  $ (4.968)  $ (7.468)  $(33.936)  $ (6.136) $(12.059)

Net loss per share                                        $ (0.34)   $ (0.07)   $ (0.09)   $ (0.13)   $ (0.62)   $ (0.11)  $  (0.22)
 Shares outstanding                                          53.4       54.9       55.5       55.5       54.8       55.5       55.6

Additional Financial Information
Revenue from barter                                         0.890      0.908      0.762      1.003      3.563      0.975     0.975
  % of Revenues                                                6%          6%         5%         7%         6%         8%        7%


iVillage Inc. and Subsidiaries
Quarterly Supplemental Financial Data
($ in Million except for per share amounts)
(Unaudited)


                                                                                          Mar-02     Jun-02   Sep-02    Dec-02
EBITDA loss reconciliation:
Net loss                                                                                $ (17.896)  $(3.604)  $(4.968) $(7.468)
Addback: Depreciation and amortization                                                      2.959     2.975     3.153    2.813
         Impairment of goodwill, intangibles and fixed assets                               -         -         -        0.971
         Interest income, net                                                              (0.163)   (0.122)   (0.146)  (0.054)
         Other income/(expense), net                                                        -         -        (0.016)   0.050
         Gain on sale of joint venture interest                                             -         -         -        -
         Minority interest                                                                  0.047     0.034    (0.018)   0.011
         Cumulative effect of accounting change                                             9.181     -         -        -
                                                                                        ---------   -------   -------  -------
EBITDA loss                                                                             $  (5.872)  $(0.717)  $(1.995) $(3.677)

EBITDA loss excluding one-time and/or non-cash charges reconciliation:
EBITDA loss                                                                             $  (5.872)  $(0.717)  $(1.995) $(3.677)
Addback: Lease restructuring charge and related impairment of fixed assets                  -         -         -        -
         Termination of NBC advertising contract                                            5.359     -         -        -
                                                                                        ---------   -------   -------  -------
EBITDA loss excluding one-time and/or non-cash charges                                  $  (0.513)  $(0.717)  $(1.995) $(3.677)

Net loss excluding one-time and/or non-cash charges reconciliation:
Net loss                                                                                $ (17.896)  $(3.604)  $(4.968) $(7.468)
Addback: Lease restructuring charge and related impairment of fixed assets                  -         -         -        -
         Impairment of goodwill, intangibles and fixed assets                               -         -         -        0.971
         Termination of NBC advertising contract                                            5.359     -         -        -
         Cumulative effect of accounting change                                             9.181     -         -        -
                                                                                        ---------   -------   -------  -------
Net loss excluding one-time and/or non-cash charges                                     $  (3.356)  $(3.604)  $(4.968) $(6.497)

Basic and diluted net loss excluding one-time and/or non-cash charges per share reconciliation:
Basic and diluted net loss per share                                                    $  (0.34)   $(0.07)   $(0.09)  $(0.13)
Addback: Lease restructuring charge and related impairment of fixed assets per share        -         -         -        -
         Impairment of goodwill, intangibles and fixed assets per share                     -         -         -        0.02
         Termination of NBC advertising contract per share                                  0.10      -         -        -
         Cumulative effect of accounting change per share                                   0.18      -         -        -
                                                                                        --------   -------    -------  -------
Basic and diluted net loss excluding one-time and/or non-cash charges per share         $  (0.06)  $ (0.07)   $ (0.09) $ (0.12)

Weighted average shares of common stock outstanding used in computing basic
     and diluted net loss excluding one-time and/or non-cash charges per share              53.4      54.9       55.5     55.5


                                                                                           FY 02        Mar-03     Jun-03
EBITDA loss reconciliation:
Net loss                                                                                  $(33.936)    $(6.136)   $(12.059)
Addback: Depreciation and amortization                                                      11.900       2.723       2.225
         Impairment of goodwill, intangibles and fixed assets                                0.971       -           4.029
         Interest income, net                                                               (0.485)     (0.089)     (0.041)
         Other income/(expense), net                                                         0.034       -           -
         Gain on sale of joint venture interest                                              -          (0.025)     (0.200)
         Minority interest                                                                   0.074      (0.013)      0.073
         Cumulative effect of accounting change                                              9.181       -           -
                                                                                          --------     -------    --------
EBITDA loss                                                                               $(12.261)    $(3.540)   $ (5.973)

EBITDA loss excluding one-time and/or non-cash charges reconciliation:
EBITDA loss                                                                               $(12.261)    $(3.540)   $ (5.973)
Addback: Lease restructuring charge and related impairment of fixed assets                   -           -           4.025
         Termination of NBC advertising contract                                             5.359       -           -
                                                                                          --------     -------    --------
EBITDA loss excluding one-time and/or non-cash charges                                    $ (6.902)    $(3.540)   $ (1.948)

Net loss excluding one-time and/or non-cash charges reconciliation:
Net loss                                                                                  $(33.936)    $(6.136)   $(12.059)
Addback: Lease restructuring charge and related impairment of fixed assets                   -           -           4.025
         Impairment of goodwill, intangibles and fixed assets                                0.971       -           4.029
         Termination of NBC advertising contract                                             5.359       -           -
         Cumulative effect of accounting change                                              9.181       -           -
                                                                                          --------     -------    --------
Net loss excluding one-time and/or non-cash charges                                       $(18.425)    $(6.136)   $ (4.005)

Basic and diluted net loss excluding one-time and/or non-cash charges per share reconciliation:
Basic and diluted net loss per share                                                      $ (0.62)     $(0.11)    $ (0.22)
Addback: Lease restructuring charge and related impairment of fixed assets per share         -           -           0.07
         Impairment of goodwill, intangibles and fixed assets per share                      0.02        -           0.07
         Termination of NBC advertising contract per share                                   0.10        -           -
         Cumulative effect of accounting change per share                                    0.17        -           -
                                                                                          --------     -------    --------
Basic and diluted net loss excluding one-time and/or non-cash charges per share           $ (0.34)    $ (0.11)   $  (0.07)

Weighted average shares of common stock outstanding used in computing basic
     and diluted net loss excluding one-time and/or non-cash charges per share               54.8        55.5        55.6
